
             OSHKOSH TRUCK CORPORATION AND CONSOLIDATED SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)
                                      Three Months Ended                       Fiscal Year Ended September 30,
                                         December 31,
                                       1997        1996            1997         1996        1995         1994         1993

    Income (loss) from continuing
     operations before income
     taxes per statement of income      $5,095      $3,072          $16,502    $(1,982)      $18,922     $22,102       $8,585
    Add:
     Portion of rents
      representative of the
      interest factor                       74          74              295         266          335         318          516
     Interest on indebtedness            2,450       3,503           12,504         923          679       1,080        3,683
     Amortization of debt expense           54          55              218           6           -           -            -
                                       -------     -------         --------     -------      -------    --------      -------
       Income (loss) as adjusted        $7,673      $6,704          $29,519      $(787)      $19,936     $23,500      $12,784
                                       =======     =======         ========    ========     ========    ========     ========
    Fixed charges

     Interest on indebtedness  (1)      $2,450      $3,503          $12,504        $923         $679      $1,080       $3,683
     Amortization of
      debt expense             (2)          54          55              218           6            -           -            -
     Rents                                 222         222              886         797        1,004         955        1,547
     Portion of rents
      representative of interest
      factor                   (3)          74          74              295         266          335         318          516
                                       -------     -------          -------     -------      -------     -------      -------
        Fixed charges(1)+(2)+(3)        $2,578      $3,632          $13,017      $1,195       $1,014      $1,398       $4,199
                                       =======     =======          =======     =======      =======     =======      =======
    Ratio of earnings to fixed
     charges                              2.98        1.85             2.27          NM        19.67       16.81         3.04
                                       =======     =======          =======     =======      =======     =======      =======
              Deficiency                                                         $1,982
                                                                                =======
  _______________
   NM -- not meaningful.


             OSHKOSH TRUCK CORPORATION AND CONSOLIDATED SUBSIDIARIES
                     COMBINED WITH MCNEILUS COMPANIES, INC.
           COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)


                                                   Twelve Months Ended
                                Three Months
                                    Ended         December    September
                                December 31,        31,          30,
                                     1997
                                                    1997        1997
    Income from continuing
     operations before income
     taxes per statement of
     income                           $2,924        $23,199      $22,226

    Add:
     Equity in leasing
      partnership pre-tax
      income                             740          3,145        3,145
     Portion of rents
      representative of the
      interest factor                    109            437          437
     Interest on indebtedness          7,248         29,467       29,471
     Equity in leasing
      partnership interest on
      indebtedness                     2,364          9,846        9,846
     Amortization of debt
      expense                            307          1,226        1,226
                                     -------        -------      -------
       Income as adjusted            $13,692        $67,320      $66,351
                                     =======        =======      =======

    Fixed charges
     Interest on
      indebtedness          (1)       $7,248        $29,467      $29,471
     Partnership interest
      expense               (1)        2,364          9,846        9,846
     Amortization of debt
      expense               (2)          307          1,226        1,226
     Rents:
         Oshkosh                         222            886          886
         McNeilus                        106            424          424
                                     -------        -------      -------
                                         328          1,310        1,310
                                     -------        -------      -------
     Portion of rents
      representative of
      interest factor       (3)          109            437          437
                                     -------        -------      -------
        Fixed charges
         (1)+(2)+(3)                 $10,028        $40,976      $40,980
                                     =======        =======      =======
    Ratio of earnings to fixed
     charges                            1.37           1.64         1.62
                                     =======        =======      =======